EXHIBIT 3.4

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             HOMEOWNERS GROUP, INC.

                             A DELAWARE CORPORATION



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                                TABLE OF CONTENTS

                                                                                                 PAGE
ARTICLE 1 - DEFINITIONS...........................................................................  1

ARTICLE 2 - STOCKHOLDERS..........................................................................  2
           2.1       Place of Meetings............................................................  2
           2.2       Annual Meeting...............................................................  2
           2.3       Special Meetings.............................................................  3
           2.4       Fixing Record Date...........................................................  3
           2.5       Notice of Meetings of Stockholders...........................................  4
           2.6       Waivers of Notice............................................................  5
           2.7       List of Stockholders.........................................................  6
           2.8       Quorum of Stockholders; Adjournment..........................................  6
           2.9       Voting Proxies...............................................................  6
           2.10      Selection and Duties of Inspectors at Meetings of Stockholders...............  8
           2.11      Organization.................................................................  8
           2.12      Order of Business............................................................  9

ARTICLE 3 - DIRECTORS.............................................................................  9
           3.1       General Powers...............................................................  9
           3.2       Nominations for Directors....................................................  9
           3.3       Number: Qualification: Term of Office........................................ 10
           3.4       Election  ................................................................... 10
           3.5       Newly Created Directorships and Vacancies.................................... 10
           3.6       Resignations................................................................. 11
           3.7       Removal of Directors......................................................... 11
           3.8       Compensation................................................................. 11
           3.9       Place and Time of Meetings of the Board...................................... 12
           3.10      Annual Meetings.............................................................. 12
           3.11      Regular Meetings............................................................. 12
           3.12      Special Meetings............................................................. 12
           3.13      Adjourned Meetings........................................................... 13
           3.14      Waiver of Notice............................................................. 13
           3.15      Organization................................................................. 14
           3.16      Quorum of Directors.......................................................... 14
           3.17      Action by the Board.......................................................... 14

ARTICLE 4 - COMMITTEES OF THE BOARD............................................................... 15

ARTICLE 5 - OFFICERS.............................................................................. 16
           5.1       Officers  ................................................................... 16
           5.2       Removal of Officers.......................................................... 17
           5.3       Resignations................................................................. 17
           5.4       Vacancies ................................................................... 17
           5.5       Compensation................................................................. 17

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           5.6       Chairman  ................................................................... 17
           5.7       President ................................................................... 18
           5.8       Chief Executive Officer...................................................... 18
           5.9       Chief Operating Officer...................................................... 19
           5.10      Vice Presidents.............................................................. 19
           5.11      Secretary ................................................................... 19
           5.12      Treasurer ................................................................... 20
           5.13      Assistant Secretaries and Assistant Treasurers............................... 21

ARTICLE 6 - CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC......................................... 21
           6.1       Execution of Contracts....................................................... 21
           6.2       Loans     ................................................................... 22
           6.3       Checks, Drafts, Etc.......................................................... 22
           6.4       Deposits  ................................................................... 22

ARTICLE 7 - STOCK AND DIVIDENDS................................................................... 23
           7.1       Certificates Representing Shares............................................. 23
           7.2       Transfer of Shares........................................................... 23
           7.3       Transfer and Registry Agents................................................. 24
           7.4       Lost, Destroyed, Stolen and Mutilated Certificates........................... 24
           7.5       Regulations.................................................................. 25
           7.6       Restriction on Transfer of Stock............................................. 25
           7.7       Dividends, Surplus, Etc...................................................... 26

ARTICLE 8 - INDEMNIFICATION....................................................................... 26
           8.1       Indemnification of Officers, Directors and Employees......................... 26
           8.2       Advancement of Expenses...................................................... 27
           8.3       Actions to Enforce Provisions................................................ 28
           8.4       Nonexclusivity of Provisions................................................. 29
           8.5       Insurance ................................................................... 29
           8.6       Indemnification of Agents.................................................... 30

ARTICLE 9 - BOOKS AND RECORDS..................................................................... 30
           9.1       Books and Records............................................................ 30
           9.2       Form of Records.............................................................. 30
           9.3       Inspection of Books and Records.............................................. 31

ARTICLE 10 - SEAL................................................................................. 31

ARTICLE 11 - FISCAL YEAR.......................................................................... 31

ARTICLE 12 - VOTING OF SHARES HELD................................................................ 31

ARTICLE 13 - NONAPPLICABILITY OF CERTAIN FLORIDA STATUTES......................................... 32

ARTICLE 14 - AMENDMENTS........................................................................... 33


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                                     BY-LAWS

                                       OF

                             HOMEOWNERS GROUP, INC.

                            (A DELAWARE CORPORATION)

                                    ARTICLE 1

                                   DEFINITIONS

                     As used in these By-laws, unless the context otherwise requires, the term:
                     1.1 "Assistant Secretary" means an Assistant Secretary of the Corporation.

                     1.2 "Assistant Treasurer" means an Assistant Treasurer of the Corporation.

                     1.3 "Board" means the Board of Directors of the Corporation.

                     1.4 "By-laws" means the initial by-laws of the Corporation, as amended from time to time.

                     1.5 "Certificate of Incorporation" means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

                     1.6       "Chairman" means the Chairman of the Corporation.

                     1.7 "Chief Executive Officer" means the Chief Executive Officer of the Corporation.

                     1.8 "Chief Operating Officer" means the Chief Operating Officer of the Corporation.

                     1.9 "Corporation" means Homeowners Group, Inc., a Delaware corporation.

                     1.10      "Directors" means directors of the Corporation.



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                     1.11      "General Corporation Law" means the General
Corporation Law of the State of Delaware, as amended from time to time.

                     1.12 "Office of the Corporation" means the executive office of the Corporation, anything contained in Section 131 of the General Corporation Law to the contrary notwithstanding.

                     1.13      "President" means the President of the
Corporation.

                     1.14      "Secretary" means the Secretary of the
Corporation.

                     1.15 "Stockholders" means stockholders of the Corporation.

                     1.16 "Total number of directors" means the total number of directors determined in accordance with Section 141(b) of the General Corporation Law and Section 3.3 of the By-laws.

                     1.17      "Treasurer" means the Treasurer of the
Corporation.

                     1.18 "Vice President" means a Vice President of the Corporation.

                     1.19 "Whole Board" means the total number of directors of the Corporation.

                                    ARTICLE 2

                                  STOCKHOLDERS

                     2.1 PLACE OF MEETINGS. Every meeting of stockholders shall be held at the office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

                     2.2 ANNUAL MEETING. A meeting of stockholders shall be held annually for the election of directors and the transaction of any other business that may come before the

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meeting. The time and place of the meeting shall be as determined by the Board and; designated in the notice of meeting.

                     2.3 SPECIAL MEETINGS. A special meeting of stockholders, unless otherwise prescribed by statute, may be called at any time by the Board, by the Chief Executive Officer or by the holders of not less than ten percent of the outstanding shares entitled to vote in any meeting of the stockholders. At any special meeting of stockholders only such business may be transacted as is related to the purposes of such meeting set forth in the notice thereof given pursuant to Section 2.5 of the By-laws or in any waiver of notice thereof given pursuant to Section 2.6 of the By-laws.

                     2.4 FIXING RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no such record date is fixed:

                               2.4.1        The record date for determining
                     stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is

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waived, at the close of business on the day next preceding the day on which the meeting is held;

                               2.4.2 The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed;

                               2.4.3        The record date for determining
                     stockholders for any purpose other than those specified in Sections 2.4.1 and 2.4.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

                     2.5 NOTICE OF MEETINGS OF STOCKHOLDERS. Except as otherwise provided in Sections 2.4 and 2.6 of the By-laws, whenever under the General Corporation Law or the Certificate of Incorporation or the By-laws, stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid,


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directed to the stockholder at his address as it appears on the records of the
Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                     2.6 WAIVERS OF NOTICE. Whenever notice is required to be given to any stockholder under any provision of the General Corporation Law or the Certificate of Incorporation or the By-laws, a written waiver thereof, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

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                     2.7       LIST OF STOCKHOLDERS.  The Secretary shall
prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to-the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to-be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                    2.8 QUORUM OF STOCKHOLDERS; ADJOURNMENT. The holders of one-third of the shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholder or stockholders. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

                     2.9 VOTING PROXIES. Unless otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his name on the record of

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stockholders determined in accordance with Section 2.4 of the By-laws. If the
Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares, but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of stockholders as owners thereof for all purposes. At any meeting of stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by law or by the Certificate of Incorporation or by the By-laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. In voting on any other question on which a vote by ballot is required by law or is demanded at the commencement of the meeting by any stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or by his proxy, and shall state the number of shares voted. On all other questions, the voting shall be by voice vote. Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law.

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                     2.10      SELECTION AND DUTIES OF INSPECTORS AT MEETINGS
OF STOCKHOLDERS. The-Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at such meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspector or inspectors shall take a report in writing of any challenge, question or matter determined by his or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him or them.

                     2.11 ORGANIZATION. At every meeting of stockholders, the Chief Executive Officer shall preside. In the absence of the Chief Executive Officer, whichever of the

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

Chairman or the President who is not the Chief Executive Officer, or in the absence of both the Chairman and the President, any other person designated by the Board shall act as chairman of the meting. The Secretary, or in his absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

                     2.12 ORDER OF BUSINESS. The order of business at all meetings of stock- holders shall be as determined exclusively by the chairman of the meeting.

                                    ARTICLE 3

                                    DIRECTORS

                     3.1 GENERAL POWERS. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall -be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by the By-laws, the Board may exercise all powers and perform all acts which are not required, by the By-laws or the Certificate of Incorporation or by law, to be exercised and performed by the stockholders.

                     3.2 NOMINATIONS FOR DIRECTORS. Nominations for election to the Board may be made by the Board or by any holder of shares of any outstanding class of capital stock

                                       9
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of the Corporation entitled to vote for the election of directors. Nominations other than those made by the Board shall be made by notification in writing delivered to the Secretary not less than twenty nor more than fifty days prior to any annual or special meeting of stockholders called for the election of directors; provided, however that if less than twenty-eight days notice of such meeting is given to stockholders, such nomination shall be delivered to the Secretary not later than the close of business on the seventh day following the day on which the notice of such meeting was mailed to stockholders.

                     3.3 NUMBER: QUALIFICATION: TERM OF OFFICE. The Board shall consist of not less than one nor more than fifteen members. The; total number of directors shall be fixed initially by the incorporator and may thereafter be changed from time to time by the Board pursuant to a resolution adopted by a majority of the Whole Board. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

                     3.4 ELECTION. Directors shall, except as otherwise required by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

                     3.5       NEWLY CREATED DIRECTORSHIPS AND VACANCIES.
Unless otherwise provided in the Certificate of Incorporation, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any other reason, including the removal of directors, shall be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office for a term expiring at the

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annual meeting of stockholders at which the term of the class of directors to which he has been elected expires, or until his earlier death, resignation or removal.

                     3.6 RESIGNATIONS. Any director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

                     3.7 REMOVAL OF DIRECTORS. Any or all of the directors may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the shares of the Corporation entitled to vote for the election of directors.

                     3.8 COMPENSATION. Each director, in consideration of his service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of any committee of directors in consideration of his serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his duties. Nothing contained in this section shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

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                     3.9       PLACE AND TIME OF MEETINGS OF THE BOARD.
Meetings of the Board, regular or special, may be held at any place within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to resolution of the Board) in the notice of the meeting.

                     3.10 ANNUAL MEETINGS. On the day when and at the place where the annual meeting of stockholders for the election of directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.12 of the By-laws for special meetings of the Board or in a waiver of notice thereof.

                     3.11 REGULAR MEETINGS. Regular meetings of the Board may be held at such times and places as may be fixed from time to time by the Board. Unless otherwise required by the Board, regular meetings of the Board may be held without notice. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where such meeting is to be held, then such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, Sunday or legal holiday.

                     3.12 SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the Chief Executive Officer or by any two or more directors. Notice of each special meeting of the Board shall, if mailed, be addressed to each director at the

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address designated by him for that purpose or, if none is designated, at his last known address at least two days before the date on which the meeting is to be held; or such notice shall be sent to each director at such address by telegraph, cable, or wireless, or be delivered to him personally, not later than the day before the date on which such meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes of the meeting, except to the extent required by law. If mailed, each notice shall be deemed given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. Such mailing shall be by first class mail.

                     3.13 ADJOURNED MEETINGS. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

                     3.14 WAIVER OF NOTICE. Whenever notice is required to be given to any director or member of a committee of directors under any provision of the General Corporation Law or of the Certificate of Incorporation or By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business

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


because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice.

                     3.15 ORGANIZATION. At each meeting of the Board, the Chairman of the Corporation, or in the absence of the Chairman, a chairman chosen by a majority of the directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

                     3.16 QUORUM OF DIRECTORS. One-third of the total number of directors shall constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board.

                     3.17 ACTION BY THE BOARD. All corporate action taken by the Board or any committee thereof shall be taken at a meeting of the Board, or of such committee, as the case may be, except that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the

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

meeting can hear each other, and participation in a meeting pursuant to this
Section 3.17 shall constitute presence in person at such meeting. Except as otherwise provided by tine Certificate of Incorporation or by law, the vote of a majority of the directors present (including those who participate by means of conference telephone or similar communications equipment) at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

                                    ARTICLE 4

                             COMMITTEES OF THE BOARD

                     The Board may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution designating it expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.


                                    ARTICLE 5

                                    OFFICERS

                     5.1 OFFICERS. The Board shall elect as officers, a Chairman, a President, a Secretary and a Treasurer, and may elect or appoint one or more Vice Presidents and such other officers as it may determine. The Board shall designate either the Chairman or the President to serve as the Chief Executive Officer. In the event the Chairman is designated to serve as the Chief Executive Officer, then the President shall serve as the Chief Operating Officer. In the event the President is designated to serve as the Chief Executive Officer, then the Board may designate a Vice President to serve as the Chief Operating Officer. The Board may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in Section 5.2 of the By- laws. Any two or more offices may be held by the same person. The Board may require any officer to give a bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board may determine. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-laws or as the Board may from time to time determine.

                     5.2 REMOVAL OF OFFICERS. Any officer elected or appointed by the Board may be removed by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

                     5.3 RESIGNATIONS. Any officer may resign at any time by so notifying the Board or the Chief Executive Officer in writing. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

                     5.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the By-laws for the regular election or appointment to such office.

                     5.5 COMPENSATION. Salaries or other compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

                     5.6 CHAIRMAN. The Chairman shall preside at all meetings of the Board. The Chairman shall prepare an agenda for each meeting of the Board and shall be responsible for routine communications with the Board. He may, with the Secretary or the

Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and in general, he shall perform all duties incident to the office of Chairman and such other duties as from time to time may be assigned to him by the Board or, if the Chairman is not also the Chief Executive Officer, by the Chief Executive Officer.

                     5.7       PRESIDENT.  The President may, with the
Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, he shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board or, if the President is not also the Chief Executive Officer, by the Chief Executive Officer.

                     5.8 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general supervision over, and responsibility for, the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of directors. The Chief Executive Officer shall prepare a table of organization, which may be revised from time to time, which sets forth the chain of command of the officers of the Corporation and which provides for succession in the event of the absence of an officer or the vacancy of an office until such time as the Board may elect or designate a successor; and, in general, he shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board.

                     5.9 CHIEF OPERATING OFFICER. The Chief Operating Officer shall have general supervision over, and responsibility for, the day-to-day operations of the Corporation, subject, however, to the control of the Chief Executive Officer; and, in general, he shall perform all duties incident to the office of Chief Operating Officer and such other duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer.

                     5.10 VICE PRESIDENTS. Any Vice President may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed. Each Vice President shall perform such other duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer.

                     5.11 SECRETARY. The Secretary, if present, shall act as secretary of all meetings of the stockholders and of the Board, and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the Chairman, President or a Vice President, sign certificates for shares of capital stock of the Corporation; he shall be custodian of the seal of the Corporation and may seal with the seal of the Corporation, or a facsimile thereof, all certificates for shares of capital stock of the Corporation and all documents the execution of which on behalf of the Corporation under its corporate seal is authorized in accordance with the provisions of the By-laws; he shall have charge of the stock ledger and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer.

                     5.12 TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-laws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with any provisions of the By-laws, and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books to be kept by him or under his direction full and adequate account of all moneys received or paid by him for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer or the Board, whenever the Chief Executive Officer or the Board, respectively, shall require him so to do, an account of the financial condition of the Corporation and of all his transactions as Treasurer; exhibit at all reasonable times his books of account and other records to any of the directors upon application at the office of the Corporation where such books and records are kept; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer; and he may sign with the Chairman, the President or a Vice President certificates for shares of capital stock of the Corporation.

                     5.13 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the Chief Executive Officer. Assistant Secretaries and Assistant Treasurers may, with the Chairman, the President or a Vice President, sign certificates for shares of capital stock of the Corporation.

                                    ARTICLE 6

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

                     6.1 EXECUTION OF CONTRACTS. The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.


                     6.2 LOANS. The Chief Executive Officer or any other officer, employee or agent authorized by the By-laws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

                     6.3 CHECKS, DRAFTS, ETC. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

                     6.4 DEPOSITS. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board or the Chief Executive Officer.

                                    ARTICLE 7

                               STOCK AND DIVIDENDS

                     7.1 CERTIFICATES REPRESENTING SHARES. The shares of capital stock of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation
Law) as shall be approved by the Board. Such certificates shall be signed by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                     7.2 TRANSFER OF SHARES. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in those name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

                     7.3 TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

                     7.4 LOST, DESTROYED, STOLEN AND MUTILATED CERTIFICATES. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate o replace the certificate alleged to have been lost, destroyed stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representatives, to make proof satisfactory to tine Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

                     7.5 REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

                     7.6 RESTRICTION ON TRANSFER OF STOCK. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of stockholders or among such stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

                     7.7 DIVIDENDS, SURPLUS, ETC. Subject to the provisions of the Certificate of Incorporation and of law, the Board

                               7.7.1 May declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as, in its discretion, the condition of the affairs of the Corporation shall render advisable;

                               7.7.2        May use and apply, in its
                     discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness;

                               7.7.3 May set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

                                    ARTICLE 8

                                 INDEMNIFICATION

                     8.1 INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in this Article 8 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                     8.2 ADVANCEMENT OF EXPENSES. The right to indemnification conferred in this Article 8 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Article 8 or otherwise. The rights to indemnification and to the advancement of expenses conferred in this Article 8 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                     8.3 ACTIONS TO ENFORCE PROVISIONS. If a claim under this Article 8 is not paid in full by the Corporation within 60 days after written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 8 or otherwise shall be on the Corporation.

                     8.4 NONEXCLUSIVITY OF PROVISIONS. The rights to indemnification and to the advancement of expenses conferred in this Article 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                     8.5 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

                     8.6 INDEMNIFICATION OF AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation or to any agent of another corporation or of a partnership, joint venture, trust or other enterprise, including any employee benefit plan, serving as such agent at the request of the Corporation, to the fullest extent of the provisions of this Article 8 with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                                    ARTICLE 9

                                BOOKS AND RECORDS

                     9.1 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the stockholders, the Board and any committee of the Board. The Corporation shall keep at the office designated in the Certificate of incorporation or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

                     9.2 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                     9.3 INSPECTION OF BOOKS AND RECORDS. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the stockholders.

                                   ARTICLE 10

                                      SEAL

                     The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the word "Delaware".

                                   ARTICLE 11

                                   FISCAL YEAR

                     The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.

                                   ARTICLE 12

                              VOTING OF SHARES HELD

                     Unless otherwise provided by resolution of the Board, the Chief Executive Officer may, from time to time, appoint one or more attorneys or agents of the

Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the Chief Executive Officer may himself attend any meeting of the holders of the stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

                                   ARTICLE 13

                  NONAPPLICABILITY OF CERTAIN FLORIDA STATUTES

                     The Corporation and its stockholders hereby expressly elect not to be governed by the provisions of Sections 108 and 109 of the Florida Statutes (1987) if and to the extent that such provisions are applicable to them. If and to the extent that a court of competent jurisdiction may hold that Section 108 of the Florida Statutes (1987) applies to the Corporation, then the Corporation hereby expressly elects not to be governed by such provision. If and to the extent that a court of competent jurisdiction may hold that Section 109 of the Florida Statutes (1987) applies to the Corporation and its stockholders, then the Corporation and its stockholders hereby expressly provide that such provision shall not apply to any "control-share acquisition" (as defined therein) of shares of capital stock of the Corporation.

                                   ARTICLE 14

                                   AMENDMENTS

                     The By-laws may be altered, amended, supplemented or repealed, or new By-laws may be so adopted, by vote of the holders of the shares entitled to vote in the election of directors. The By-laws may be altered, amended, supplemented or repealed, or new By-laws may be adopted, by the action of a majority of the Whole Board. Any By-laws adopted, altered, amended, supplemented by the Board may be altered, amended, or supplemented or repealed by the stockholders entitled to vote thereon.